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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement (File No. 33-70647).

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  March 26, 1999.